EXHIBIT 14.2



[LOGO] IBDO                BDO MCCABE LO & COMPANY
                           Certified Public Accountants

                           8th Floor, Wing On Centre
                           111 Connaught Road Central           [GRAPHIC]
                           Hong Kong
                           Telephone: (852) 2541-5041
                           Facsimile: (852) 2815-2239




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Registration Statement of SuperCom Limited on Form 20-F of our report dated February 10, 2004 relating to the consolidated financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2003 that is contained in that Registration Statement.

We also consent to the reference to us under the caption `Statement by Experts' in the Registration Statement.







BDO MCCABE LO & COMPANY
Hong Kong


September 1, 2004